UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 102, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2021, Veru Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC. (“Jefferies”), as representative of the underwriters named therein (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 6,451,613 shares of the Company’s common stock, par value $0.01 per share, at a public offering price of $15.50 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase additional shares of Common Stock in an amount not to exceed 967,741 shares. The net proceeds to the Company from this offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $100 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The closing of the sale of the shares in the Offering is expected to occur on or about February 22, 2021, subject to customary closing conditions. All of the shares in the Offering are being sold by the Company.

The Offering is being made pursuant to a prospectus supplement dated February 17, 2021 and an accompanying prospectus dated July 1, 2020, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-239493) previously filed with the Securities and Exchange Commission (the “SEC”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement and subject to certain exceptions, the Company and all of its directors and executive officers have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of the Company’s common stock without the consent of Jefferies for a period of 90 days after the date of the Underwriting Agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Reinhart Boerner Van Deuren s.c. relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On February 17, 2021, the Company issued a press release announcing the Offering, and on February 17, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this report can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect, “ “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should, “ “will,” “would” or the negative of these terms or other words of similar meaning. Any forward-looking statements in this release are based upon the Company’s current plans and strategies and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this report. The Company assumes no obligation to update any forward-looking statements contained in this release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering and the Company’s expectations regarding the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended September 30, 2020 and subsequent Quarterly Reports on Form 10-Q, which are available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Document

1.1	Underwriting Agreement dated February 17, 2021, by and between Veru Inc. and Jefferies LLC, as representative of the underwriters named therein.

5.1	Opinion of Reinhart Boerner Van Deuren s.c.

23.1	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1).

99.1	Press Release dated February 17, 2021 announcing the Offering.

99.2	Press Release dated February 17, 2021 announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2021	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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